UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

FlexShopper, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

901 Yamato Road, Suite 260
Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC
Warrants, each to purchase one share of Common Stock	FPAYW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT

FlexShopper, Inc.

December 30, 2019

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2019, FlexShopper, Inc. (the “Company”) and holders (each, a “Holder”) of at least 50.1% of the Company’s outstanding publicly traded warrants (the “Public Warrants”) entered into a Warrant Amendment and Exchange Agreement (the “Exchange Agreement”). The Public Warrants were previously issued pursuant to the Company’s public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus dated September 25, 2018, as amended by post-effective amendment No. 1 filed with the Securities Exchange Commission (the “SEC”) on May 7, 2019. Pursuant to the Exchange Agreement, the Holders agreed to exchange their Public Warrants for 0.62 shares of the Company’s common stock (the “Shares”) for each of their outstanding Public Warrants, agreed with the Company to make a public offer (the “Offer”) to all other holders of the Public Warrants to exchange their Public Warrants for Shares at the same rate as the Holders, and amended the terms of the Warrant Agent Agreement for the Public Warrants to permit the Company to require that all outstanding Public Warrants not exchanged pursuant to the Offer be converted into Shares at a rate of 0.56 Shares per Public Warrant, which is 10% less than the exchange rate that will apply to the Offer (the “Warrant Amendment”).

The exchange rate of Shares for Public Warrants under the Exchange Agreement and the Offer was determined through negotiations led by certain institutional investors which held Public Warrants and are not related parties of the Company. The Holders party to the Exchange Agreement included four of the Company’s directors (or their affiliated entities), who agreed to exchange a total of 3.8% of the Public Warrants outstanding pursuant to the Exchange Agreement. These transactions are exempt from registration under Section 3(a)(9) of the Securities Act, as no commission or other remuneration will be paid or given directly or indirectly for soliciting such transactions.

The Company currently expects to commence the Offer on Monday, January 6, 2020.

Public Warrants not exchanged for Shares pursuant to the Offer will remain outstanding subject to their amended terms pursuant to the Warrant Amendment. Following the consummation of the Offer, in accordance with the terms of the Warrant Amendment, the Company intends to require the conversion of all outstanding Public Warrants to Shares at a rate of 0.56 Shares per Public Warrant as provided in the Warrant Amendment (the “Conversion”). The Public Warrants are currently traded on The Nasdaq Capital Market under the symbol “FPAYW”; however, following the completion of the Offer and Conversion, the Public Warrants will be delisted.

Copies of the Warrant Amendment and the Exchange Agreement are filed with this report as Exhibits 4.1 and 10.1, respectively, and are hereby incorporated by reference herein. The foregoing descriptions of the Warrant Amendment and the Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required herein is incorporated by reference to Item 1.01 above.

Item 3.03.	Material Modification to Rights of Security Holders.

The information required herein is incorporated by reference to Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
4.1	Amendment No. 1 to Warrant Agent Agreement, dated as of December 30, 2019, between FlexShopper, Inc. and Continental Stock Transfer & Trust Company.
10.1	Form of Warrant Amendment and Exchange Agreement, dated as of December 30, 2019, among FlexShopper, Inc. and the Holders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: December 30, 2019	By:	/s/ H. Russell Heiser Jr.
H. Russell Heiser Jr.
Chief Financial Officer

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